UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (date of earliest event reported): February 12, 2025
BOXLIGHT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-37564	36-4794936
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Ste. 900
Duluth, Georgia 30097
(Address Of Principal Executive Offices) (Zip Code)
678-367-0809
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or formed address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The Board of Directors (“Board”) of Boxlight Corporation, a Nevada corporation (the “Company”), approved a reverse stock split of the Company’s authorized, issued and outstanding shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), at a ratio of 1-for-5 (the “Reverse Stock Split”). The Company expects that the Reverse Stock Split will become effective as of 5:01 p.m., Eastern Time, on February 14, 2025 (the “Effective Date”), with the Class A Common Stock trading on The Nasdaq Capital Market (“Nasdaq”) on a reverse split-adjusted basis under the Company’s existing trading symbol “BOXL” at the market open on February 18, 2025.

On February 12, 2025, the Company filed a Certificate of Change with the Nevada Secretary of State (the “Certificate of Change”) to effectuate the Reverse Stock Split. A copy of the Certificate of Change is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Reason for the Reverse Stock Split

As previously reported, on February 28, 2024, the Company received a letter from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying the Company that, based upon the closing bid price of the Company’s Class A Common Stock for the previous 30 consecutive business days, the Company no longer met the requirements of Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until August 26, 2024, to regain compliance with the Bid Price Rule.

As previously reported, on August 27, 2024, Nasdaq advised the Company in writing that, while the Company had not regained compliance with the Bid Price Rule, the Company had been granted an additional 180 calendar day extension, or until February 24, 2025, to regain compliance with the Bid Price Rule. The Company is effectuating the Reverse Stock Split to raise the per share bid price of the Company’s Class A Common Stock above $1.00 per share in an effort to regain compliance with the Bid Price Rule. The Company may regain compliance with the Bid Price Rule once the Company’s Class A Common Stock trades at or above $1.00 for a minimum of 10 consecutive trading days.

However, the 10th consecutive trading day following the Reverse Stock Split will occur after February 24, 2025, which is the current Nasdaq deadline for the Company to comply with the Bid Price Rule. If the Company does not regain compliance with the Bid Price Rule by February 24, 2025, the Company expects that the Staff will provide written notification to the Company that its Class A Common Stock will be delisted and that trading of the Class A Common Stock on Nasdaq will be suspended, and the Company expects that, as a result, trading of the Class A Common Stock would be moved to the over-the-counter market. At that time, the Company may appeal the Staff’s delisting determination to a hearings panel, and the Company expects that it will do so. During the pendency of that appeal, if the Company’s Class A Common Stock trades at or above $1.00 for a minimum of 10 consecutive trading days, the Company expects that Nasdaq will exercise its authority to notify the Company in writing that it has regained compliance with the Bid Price Rule and that trading in the Company’s Class A Common Stock on Nasdaq has been reinstated. However, there can be no assurance that the Company will regain compliance with the Bid Price Rule, that the Staff will exercise its authority to find the Company in compliance with the Bid Price Rule if the Company’s Class A Common Stock trades at or above $1.00 for a minimum of 10 consecutive trading days after the February 24, 2025 deadline, that an appeal of the Staff’s delisting determination will be successful, or that the Company will otherwise maintain compliance with any of the other continued listing requirements for Nasdaq.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split is expected to become effective as of 5:01 p.m., Eastern Time, on February 14, 2025. It is further expected that the Class A Common Stock will begin trading on a split-adjusted basis on Nasdaq when the market opens on February 18, 2025, under the existing trading symbol “BOXL”. The CUSIP number for the Class A Common Stock will change to 103197307.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s Class A Common Stock held by each stockholder will be automatically converted into the number of whole shares of Class A Common Stock equal to (i) the number of issued and outstanding shares of Class A Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) five (5). No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Reverse Stock Split Class A Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Non-Certificated Shares; Certificated Shares. VStock Transfer, LLC is acting as transfer and exchange agent for the Reverse Stock Split. Registered stockholders who hold shares of Class A Common Stock are not required to take any action to receive post-Reverse Stock Split shares. Stockholders owning shares of Class A Common Stock via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

State Filing. Pursuant to Nevada Revised Statutes (NRS) Section 78.209, the Company filed the Certificate of Change with the Secretary of State of the State of Nevada on February 12, 2025 to effectuate the Reverse Stock Split. The Certificate of Change provides that the Reverse Stock Split will become effective at 5:01 p.m., Eastern Time, on February 14, 2025. A copy of the Certificate of Change is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

No Stockholder Approval Required. Under Nevada law, because the Reverse Stock Split was approved by the Board in accordance with NRS Section 78.207, no stockholder approval is required. Pursuant to NRS Section 78.207, the Company may effectuate a Reverse Stock Split without stockholder approval if (i) both the number of authorized shares of the Class A Common Stock and the number of issued and outstanding shares of the Class A Common Stock are proportionally reduced as a result of the Reverse Stock Split; (ii) the Reverse Stock Split does not adversely affect any other class of stock of the Company; and (iii) the Company does not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. As described herein, the Reverse Stock Split complies with such requirements.

Capitalization. Prior to the Reverse Stock Split, the Company was authorized to issue (i) 18,750,000 shares of Class A Common Stock, par value $0.0001 per share, (ii) 50,000,000 shares of Class B non-voting common stock, par value $0.0001 per share and (iii) 50,000,000 shares of preferred stock, par value $0.0001 per share. As a result of the Reverse Stock Split, the Company will be authorized to issue 3,750,000 shares of Class A Common Stock. The par value per share of the Class A Common Stock will remain unchanged at $0.0001 per share. The total number of shares of Class B non-voting common stock and preferred stock of the Company authorized for issuance will not be impacted by the Reverse Stock Split.

Immediately after effecting the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of the Company’s Class A Common Stock will be substantially unaffected by the Reverse Stock Split.

Adjustments to Equity Awards, Warrants and Convertible Preferred Stock. As a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of Class A Common Stock underlying the Company’s outstanding equity awards and the number of shares issuable under the Company’s equity incentive plans and certain existing agreements, as well as the exercise, grant and acquisition prices of such equity awards, as applicable. In addition, proportionate adjustments will be made to the Company’s outstanding warrants, resulting in each warrant becoming exercisable for one fifth (1/5th) of a share of Class A Common Stock. Furthermore, proportionate adjustments will be made to the conversion factor at which the Company’s convertible preferred stock may be converted into Class A Common Stock.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements may include, but are not limited to, statements related to the effectiveness of the Certificate of Change, the Reverse Stock Split and trading on Nasdaq on a post-reverse split adjusted basis, the effects of the Reverse Stock Split (including on the stock price of the Class A Common Stock), the Company’s ability to regain compliance with Nasdaq’s Bid Price Rule, the Company’s intention to appeal any Nasdaq delisting notice, and whether the Company will be successful in maintaining the listing of its Class A Common Stock on Nasdaq, as well as statements, other than historical facts, that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believes,” “hopes,” “may,” “anticipates,” “should,” “intends,” “plans,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the Company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.
Item 7.01 Regulation FD Disclosure.
On February 13, 2025, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 hereto), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Change, filed on February 12, 2025
99.1	Press Release, dated February 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXLIGHT CORPORATION

Dated:	February 13, 2025
By: /s/ Greg Wiggins
Name: Greg Wiggins
Title: Chief Financial Officer